Pipeline Data Inc. Announces $15 Million Financing

Monday December 12, 11:26 am ET

QUINCY, Mass.--(BUSINESS WIRE)--Dec. 12, 2005--Pipeline Data Inc. (OTCBB: PPDA)

(the “Company”) announced today that it has received a commitment letter from Sheridan Capital Advisors, LLC certifying that it has completed its due diligence and has agreed to provide a $15,000,000 loan facility to the Company. The loan facility is subject to final documentation satisfactory to Sheridan. There is no equity component to the lending transaction. The Company will use the proceeds to complete the acquisition of Charge.com, LLC and repay indebtedness. The lending transaction and the Charge.com acquisition are expected to be closed on or before December 19th.

About Pipeline Data:

Pipeline Data Inc. provides integrated transaction processing services for all major credit cards. The Company offers card processing services in three key areas: wireless mobile payment, e-commerce solutions and retail merchant payment. Pipeline Data currently serves over 15,000 accounts.

About Charge.com, LLC:

Charge.com owns and operates a comprehensive Internet-based sales organization engaged in online transaction processing from its Web site, www.charge.com.

Safe Harbor Statement:

The information provided for in this Press Release contains forward-looking statements that involve risks and uncertainties more fully set forth in the Company’s filing. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements relating to uncertainties that could affect performance and results of the Company in the future and, accordingly, such performance and results may materially differ from those expressed or implied in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to those relating to the Company’s growth strategy, customer concentration, outstanding indebtedness, seasonality, expansion and other activities of competitors, changes in federal or state laws and the administration of such laws, protection of the securities markets and other risks detailed in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Statements made in this Press Release that are not historical facts are forward-looking statements that are subject to the “safe harbor” created by the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ significantly from those discussed and/or implied herein.

Contact:

Pipeline Data Inc.

Lane Gordon, 617-405-2600 x228

Lane.Gordon@pipelinedata.com

www.pipelinedata.com

Source: Pipeline Data Inc.